Exhibit 99.4
The following unaudited pro forma condensed consolidated balance sheet as of June 28, 2013 gives effect to the acquisition of substantially all of the assets of Heritage Plastics, Inc., Heritage Plastics Central, Inc. and Heritage Plastics West, Inc. (collectively "Heritage Plastics”), by Atkore Plastic Pipe Corporation a subsidiary of Atkore International Holdings Inc. as if the acquisition had occurred June 28, 2013.
The following unaudited pro forma condensed statements of operations for the year ended September 28, 2012 and for the nine months ended June 28, 2013 are presented as if the acquisition of Heritage Plastics had occurred, and the operations of the Company and Heritage Plastics had been consolidated as of October 1, 2011.
The unaudited pro forma condensed financial statements are presented for comparative purposes only and do not purport to be indicative of the combined financial position or results of operations which would have been realized had the acquisition of Heritage Plastics been consummated as of the date or during the periods for which unaudited pro forma financial statements are presented or for any future period or date.
The unaudited pro forma financial information should be read in conjunction with the Company’s previously filed year end and interim financial statements and the audited financial statements and notes thereto for Heritage Plastics that appear elsewhere in this Current Report on Form 8-K/A.
The preliminary pro forma acquisition adjustments are based on available information, certain assumptions made by the Company’s management and a preliminary valuation of the fair value of assets and liabilities acquired. Such adjustments are subject to change upon finalization of the valuation.

ATKORE INTERNATIONAL HOLDINGS INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 28, 2013

($ in millions)	Atkore International Holdings Inc. Historical	Brazil Pro Forma Adjustments		Pro Forma	Heritage Plastics Historical	Heritage Plastics Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$57	$18	H	$75	$—	$(40)	A	$35
Accounts receivable, net	211	(28)	G	183	21	—		204
Receivables due from Tyco International Ltd. and its affiliates	3	—		3	—	—		3
Inventories, net	249	(11)	G	238	10	2	B	250
Assets held for sale	11	—		11	—	—		11
Prepaid expenses and other current assets	37	9	G, H	46	—	—		46
Deferred income taxes	20	—		20	—	—		20
Total current assets	588	(12)		576	31	(38)		569
Property, plant and equipment, net	241	—		241	7	8	C	256
Intangible assets, net	255	—		255	—	44	D	299
Goodwill	132	—		132	—	19	E	151
Deferred income taxes	—	—		—	—	—		—
Receivables due from Tyco International Ltd. and its affiliates	13	—		13	—	—		13
Other assets	19	6		25	—	—		25
Total assets	$1,248	$(6)		$1,242	$38	$33		$1,313
LIABILITIES AND EQUITY
Current liabilities
Short-term debt and current maturities of long-term debt	$4	$—		$4	$—	$59	A	$63
Accounts payable	105	(3)	G	102	12	—		114
Income tax payable	3	—		3	—	—		3
Accrued and other current liabilities	76	(3)	G	73	—	—		73
Total current liabilities	188	(6)		182	12	59		253
Long-term debt	410	—		410	—	—		410
Deferred income taxes	80	—		80	—	—		80
Income tax payable	13	—		13	—	—		13
Pension liabilities	37	—		37	—	—		37
Other long-term liabilities	11	—		11	—	—		11
Total liabilities	739	(6)		733	12	59		804
Company Shareholders’ Equity
Common shares, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	—	—		—	—	—		—
Additional paid in capital	607	—		607	—	—		607
(Accumulated deficit) retained earnings	(61)	(20)	J	(81)	26	(26)	F	(81)
Accumulated other comprehensive loss	(37)	20	I	(17)	—	—		(17)
Total equity	509	—		509	26	(26)		509
Total liabilities and Shareholders’ Equity	$1,248	$(6)		$1,242	$38	$33		$1,313

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ATKORE INTERNATIONAL HOLDINGS INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended June 28, 2013

($ in millions)	Atkore International Holdings Inc. Historical	Brazil Pro Forma Adjustments		Pro Forma	Heritage Plastics Historical	Heritage Plastics Pro Forma Adjustments		Pro forma Consolidated
Net sales	$1,197	$(102)	DD	$1,095	$76	$—		$1,171
Costs and expenses
Cost of sales	1,037	(94)	DD	943	61	2	AA	1,006
Asset impairment charges	26	(21)	EE	5	—	—		5
Selling, engineering, general and administrative expenses	133	(9)	FF	124	7	3	BB	134
Operating income	1	22		23	8	(5)		26
Interest expense, net	36	—	GG	36	—	—		36
(Loss) income before income taxes	(35)	22		(13)	8	(5)		(10)
Income tax expense (benefit)	1	(3)	HH	(2)	—	1	CC	(1)
Net (loss) income	$(36)	25		$(11)	$8	(6)		$(9)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ATKORE INTERNATIONAL HOLDINGS INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended September 28, 2012

($ in millions)	Atkore International Holdings Inc. Historical	Brazil Pro Forma Adjustments		Pro Forma	Heritage Plastics Historical	Heritage Plastics Pro Forma Adjustments		Pro Forma Consolidated
Net sales	$1,687	$(138)	DD	$1,549	$83	$—		$1,632
Costs and expenses
Cost of sales	1,451	(131)	DD	1,320	71	3	AA	1,394
Selling, engineering, general and administrative expenses	200	(10)	FF	190	6	4	BB	200
Operating income	36	3		39	6	(7)		38
Interest expense, net	48	2	GG	50	—	—		50
(Loss) income from continuing operations before income taxes	(12)	1		(11)	6	(7)		(12)
Income tax expense (benefit)	(10)	(1)	HH	(11)	—	—		(11)
(Loss) income from continuing operations	$(2)	$2		$—	$6	$(7)		$(1)
Loss from discontinued operations and disposal, net of income tax benefit of $0	(6)	—		(6)	—	—		(6)
Net (loss) income	$(8)	$2		$(6)	$6	$(7)		$(7)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ATKORE INTERNATIONAL HOLDINGS INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION
Organization and Ownership Structure—Atkore International Holdings Inc. (hereinafter collectively with all its subsidiaries referred to as the “Company,” “we,” “our,” “us,” or “Atkore”) was incorporated in the State of Delaware on November 4, 2010. The Company is 100% owned by Atkore International Group Inc. (“Atkore Group”). The Company is the sole owner of Atkore International, Inc. (“Atkore International”). Prior to the transactions described below, all the capital stock of Atkore International was owned by Tyco International Ltd. (“Tyco” or the “Parent Company”). The business of Atkore International was operated as the Tyco Electrical and Metal Products (“TEMP”) business of Tyco (referred to herein as the “Predecessor Company”). Atkore was initially formed by Tyco as a holding company to hold ownership of TEMP.
The Transactions—On November 9, 2010, Tyco announced that it entered into an agreement to sell a majority interest in TEMP to an affiliate of the private equity firm Clayton Dubilier & Rice, LLC (“CD&R”). On December 22, 2010, the transaction closed and CD&R acquired shares of a newly created class of cumulative convertible preferred stock (the “Preferred Stock”) of Atkore Group. The Preferred Stock initially represented 51% of the outstanding capital stock (on an as-converted basis) of Atkore Group. On December 22, 2010, Atkore Group also issued common stock (the “Common Stock”) to a Tyco subsidiary that initially represented the remaining 49% of the outstanding capital stock of Atkore Group. Atkore Group continues to be the sole owner of the Company, which in turn continues to be the sole owner of Atkore International. Subsequent to December 22, 2010, Atkore has operated as an independent, stand-alone entity. The aforementioned transactions described in this paragraph are referred to herein as the “Transactions.”
Basis of Presentation—The accompanying historical consolidated financial statements of the Company included herein have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).
The consolidated financial statements for the Company include the assets and liabilities used in operating the Company’s business, including entities in which the Company owns. All intercompany balances and transactions have been eliminated in consolidation. The results of companies acquired or disposed of are included in the consolidated financial statements from the effective date of acquisition or up to the date of disposal.
Heritage Plastics amounts presented in the pro forma consolidated balance sheet consist of the Heritage Plastics historical balance sheet as of June 28, 2013. Heritage Plastics amounts presented in the pro forma condensed statement of operations consist of the Heritage Plastics historical statement of operations amounts for the nine months ended June 28, 2013 and the year ended September 28, 2012, respectively.
In August 2013, the Company determined that the Brazil business was no longer strategic to the Company. On August 26, 2013, Atkore International, a subsidiary of the Company, entered into a Share Purchase Agreement (the “Agreement”) with Atkore International Indústria e Comércio de Aço e Materiais Elétricos Ltda. ("Brazil”), Panatlantica S.A. (“Buyer”) and Allied Switzerland GmbH (“Seller”). Pursuant to the Agreement, Seller agreed to sell to Buyer all of the shares of Brazil for 98,700,000 Brazilian Reais.
Brazil amounts presented in the pro forma consolidated balance sheet consist of the Brazil historical balance sheet amounts. Brazil amounts presented in the pro forma condensed statement of operations consist of the Brazil historical statement of operations amounts for the nine months ended June 28, 2013 and the year ended September 28 2012, respectively.

NOTE 2 — ACQUISITION
Heritage Plastics is being accounted for as a business combination using the acquisition method of accounting, whereby the purchase price was allocated to tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values. Fair value measurements have been applied based on assumptions that market participants would use in the pricing of the asset or liability.

The following table summarizes the preliminary fair values assigned to the net assets acquired and liabilities assumed as of the September 17, 2013 acquisition date (in millions):

Fair value of consideration transferred:
Fair value of equity	$99
99
Fair value of assets acquired and liabilities assumed:
Accounts receivable	21
Inventories	12
Intangible assets	44
Fixed assets	15
Accounts payable	(12)
Other liabilities—current and long-term	—
Net assets acquired	80
Excess purchase price attributed to goodwill acquired	$19

The acquisition resulted in the recognition of $19 million of goodwill, which is nondeductible for income tax purposes. Goodwill consists of the excess of the purchase price over the net of the fair value of the acquired assets and assumed liabilities, and represents the estimated economic value attributable to future operations.
The following table summarizes the preliminary fair value of amortizable and indefinite-lived intangible assets as of the acquisition date:

	Heritage Plastics at September 17, 2013
($ in millions)	Fair Value	Estimated useful life (in years)
Amortizable intangible assets:
Customer relationships	$38	11
Trade names	6	10
Total amortizable intangible assets	$44
The estimated fair values of assets acquired and liabilities assumed included in the tables above are preliminary and are based on the information that was available as of the acquisition date and prior to the filing of this Amended Current Report on Form 8-K/A (the “Amended 8-K”). The Company believes the information available as of the acquisition date and prior to the filing of this Amended 8-K provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed; however, the Company is awaiting the finalization of certain third-party valuations to finalize those fair values. Thus, the preliminary measurements of fair value set forth above are subject to change. The Company recorded pro forma adjustments to selling, engineering, general and administrative expenses for amortization of intangible assets with definite lives.

NOTE 3 — PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS
For references A to F - The references below (A to F), reflect additional pro forma adjustments as a result of the acquisition of Heritage Plastics.

A)	Reflects the purchase price paid for acquisition funded through cash-on-hand and short-term debt.

B)	Reflects the step-up of inventories to their fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations.

C)	Reflects the step-up of property, plant and equipment to their fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations.

D)	Reflects the amount of intangible assets resulting from the preliminary fair value allocations (see Note 2).

E)	Reflects the excess purchase price attributed to goodwill acquired (see Note 2).

F)	Elimination of historical Heritage Plastics equity amount.
For References G to J – In August 2013, the Company determined that the Brazil business was no longer strategic to the Company. On August 26, 2013, Atkore International, a subsidiary of the Company, entered into the agreement with Brazil, Buyer, and Seller. Pursuant to the Agreement, Seller agreed to sell to Buyer all of the shares of Brazil for 98,700,000 Brazilian Reais.

G)	Reflects the elimination of assets and liabilities of Brazil as of June 28, 2013.

H)
Reflects the receipt of proceeds of $27 million, less cash on hand of $6 million at Subsidiary as of June 28, 2013 and transaction costs of approximately $3 million, including legal, advisory and other professional fees and retention payments. The remainder of the Purchase Price of $18 million will be paid in three equal installments on each of the nine, 12 and 18 month anniversaries of the closing, of which $12 million is included in prepaid and other current assets, and $6 million is included in other assets.

I)
Reflects recognition of accumulated currency translation adjustments ("CTAs") loss of $20 million that was released from other comprehensive income ("OCI") related to Brazil into net loss upon completion of the sale of Brazil business.

J)
Reflects approximately $20 million loss from the sale of the Brazil business as result of recognition of CTAs loss from OCI. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Agreemen

NOTE 4 — PRO FORMA CONDENSED STATEMENT OF OPERATIONS ADJUSTMENTS
For references from AA to CC - The historical consolidated financial statements of Heritage Plastics have been recast to align with the Company's fiscal nine month period ended June 28, 2013 and fiscal year ended September 28, 2012. No periods were excluded or included more than once. The references below (AA to CC), reflect additional pro forma adjustments as a result of the acquisition of Heritage Plastics.

AA)
Reflects additional depreciation expense of $2 million for the nine months ended June 28, 2013 and $3 million for the year ended September 28, 2012 related to the fair value adjustment to property, plant and equipment acquired.

BB)
Reflects additional amortization expense of $3 million for the nine months ended June 28, 2013 and $4 million for the year ended September 28, 2013 related to the fair value of identifiable intangible assets acquired. (See Note 2)

CC)	Reflects the estimated tax effects resulting from the pro forma adjustments based on a statutory tax rate of 38%.

For References DD to HH – In August 2013, the Company determined that the Brazil business was no longer strategic to the Company. On August 26, 2013, Atkore International, a subsidiary of the Company, entered into the agreement with Brazil, Buyer, and Seller. Pursuant to the Agreement, Seller agreed to sell to Buyer all of the shares of Brazil for 98,700,000 Brazilian Reais.
DD) Reflects the elimination of sales and cost of sales of Brazil.
EE) Reflects the elimination of asset impairment charges of Brazil.
FF) Reflects the elimination of the selling, general and administrative expenses of Brazil that are necessary for and associated with revenue producing activities. This adjustment does not reflect any one-time nonrecurring costs, primarily transaction costs.
GG) Reflects the elimination of interest income of the Brazil.
HH) Represents the estimated income tax effect of the pro forma adjustments.